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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K



                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934



                      Date of Report:  June 19, 1995
                     (Date of earliest event reported)



                        ALLIANCE GAMING CORPORATION
                           a Nevada corporation
          (Exact name of registrant as specified in its charter)



        Nevada                   0-4281          88-0104066
(State or other jurisdiction   (Commission    (I.R.S. Employer
   of incorporation of         File No.)     Identification No.)
     organization)



                          4380 Boulder Highway
                        Las Vegas, Nevada  89121
     (Address of principal executive offices, including zip code)




                            (702) 435-4200
        (Registrant's telephone number, including area code)



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                            Page 1

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ITEM 5.  OTHER EVENTS

          As of the close of business on June 20, 1995, Alliance Gaming Corporation, a Nevada corporation ("Alliance"), was the beneficial owner of 1,000,000 shares of Common Stock of Bally Gaming International, Inc., a Delaware corporation ("BGII"), which constitutes 9.3% of the outstanding shares of Common Stock of BGII (based on 10,749,501 shares of Common Stock outstanding as of May 12, 1995, as reported by BGII in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995). Accordingly, on June 30, 1995, Alliance filed with the Securities and Exchange Commission a report on Schedule 13D (the "Schedule 13D") describing such position, which Schedule 13D is attached hereto as Exhibit 1 under Item 7 and incorporated herein by reference.

          As further described in such Schedule 13D, on June 19, 1995, Steve Greathouse, Chairman, President and Chief Executive Officer of Alliance, sent a letter to the Board of Directors of BGII, proposing that a wholly-owned direct or indirect subsidiary of Alliance acquire all of the outstanding shares of BGII Common Stock at a price of $12.50 per share of Common Stock. Under this proposal, approximately 60% of the shares (other than the 4.7% then owned by Alliance) would be acquired for cash and the remainder would be acquired for Alliance common stock, with the number of shares of Alliance common stock resulting in a value to BGII stockholders of $12.50 per BGII share of Common Stock, based upon a 10 trading-day period ending five business days prior to the proposed effective date of the merger of BGII with such indirect wholly-owned subsidiary of Alliance. On June 21, 1995, Mr. Greathouse's letter terminated in accordance with its terms and on June 22, 1995, BGII announced that it had executed a definitive merger agreement with WMS Industries, Inc. Although Alliance remains interested in pursuing a business combination with BGII, it has not determined whether to do so. Alliance is continuing to monitor its investment and will continue to consider all alternatives as set forth in the Schedule 13D.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

1. Schedule 13D, dated June 20, 1995, filed by Alliance relating to BGII Common Stock, together with all exhibits thereto.



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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               ALLIANCE GAMING CORPORATION



Date:  July 14, 1995           By:  /s/ Steve Greathouse
                                    -----------------------
                               Name:  Steve Greathouse
                               Title:  Chairman/President/Chief
                                       Executive Officer

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                        INDEX TO EXHIBITS

1. Schedule 13D dated June 20, 1995 filed by Alliance relating to BGII Common Stock, together with Exhibits thereto.


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